UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010

GREENE COUNTY BANCORP, INC.
(Exact name of Registrant as specified in its charter)

302 Main Street, Catskill, NY 12414
 (Address of principal executive offices)

(518)-943-2600
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2009, The Bank of Greene County (the “Bank”), the wholly owned subsidiary of Greene County Bancorp, Inc. (the “Company”), entered into a supervisory agreement with the Office of Thrift Supervision (the “OTS”), the Bank’s primary federal regulator, in response to certain deficiencies and weaknesses related to the Bank’s overdraft protection program and related to compliance with certain flood laws and regulations. The supervisory agreement was summarized in a current report of Form 8K filed by the Company on July 23, 2009.

On July 15, 2010, the OTS terminated the supervisory agreement.  The termination of the supervisory agreement reflected a number of steps taken by management of the Bank to expeditiously comply with the requirements of the supervisory agreement.

Compliance with the supervisory agreement did not have a material adverse effect on the Company’s or the Bank’s business or operations.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

Date: July 19, 2010                                                                   By:  /s/ Donald E. Gibson
                            Donald E. Gibson
                                                                                                            President and Chief Executive Officer